Exhibit 2
                                                                     ---------


                                                                Execution Copy




                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                              AGERE SYSTEMS INC.,

                        AGERE SYSTEMS ACQUISITION LLC,

                                TERABLAZE, INC.

                                      AND

                   EACH OF THE STOCKHOLDERS SIGNATORY HERETO



                 -------------------------------------------

                         Dated as of December 31, 2003

                 -------------------------------------------

                               TABLE OF CONTENTS

                         AGREEMENT AND PLAN OF MERGER

                                                                          Page
                                                                          ----

1.    The Merger.............................................................2
      ----------

   1.1   General.............................................................2
         -------
   1.2   Certificate of Formation............................................2
         ------------------------
   1.3   Limited Liability Company Agreement.................................2
         -----------------------------------
   1.4   Management of Surviving Entity......................................2
         ------------------------------
   1.5   Conversion of Securities............................................2
         ------------------------
   1.6   Dissenting Shares...................................................3
         -----------------
   1.7   No Fractional Shares................................................4
         --------------------
   1.8   Exchange Procedures; Distributions with Respect to Unexchanged
         ---------------------------------------------------------------
         Shares; Stock Transfer Books........................................4
         ----------------------------
   1.9   Return of Shares Held by Exchange Agent.............................6
         ---------------------------------------
   1.10  No Further Ownership Rights in Series B Preferred Stock.............6
         -------------------------------------------------------
   1.11  Further Assurances..................................................6
         ------------------

2.    Approval by Stockholders...............................................6
      ------------------------

3.    Representations and Warranties of the Company and the Preferred
      ----------------------------------------------------------------
      Stockholders...........................................................7
      ------------

   3.1   Organization........................................................7
         ------------
   3.2   Capitalization; Options and Other Rights............................7
         ----------------------------------------
   3.3   Authority; No Conflicts; Stockholder Vote...........................8
         -----------------------------------------
   3.4   Charter Documents..................................................10
         -----------------
   3.5   Financial Statements...............................................10
         --------------------
   3.6   Absence of Undisclosed Liabilities.................................10
         ----------------------------------
   3.7   Operations and Obligations.........................................10
         --------------------------
   3.8   Properties.........................................................12
         ----------
   3.9   Contracts..........................................................12
         ---------
   3.10  Absence of Default.................................................13
         ------------------
   3.11  Litigation.........................................................14
         ----------
   3.12  Compliance with Law................................................14
         -------------------
   3.13  Intellectual Property; Software....................................14
         -------------------------------
   3.14  Tax Matters........................................................15
         -----------
   3.15  Employee Benefit Plans.............................................16
         ----------------------
   3.16  Executive Employees................................................17
         -------------------
   3.17  Employees..........................................................17
         ---------
   3.18  Environmental Laws.................................................18
         ------------------
   3.19  Bank Accounts, Letters of Credit and Powers of Attorney............18
         -------------------------------------------------------
   3.20  Subsidiaries.......................................................18
         ------------
   3.21  Insurance..........................................................18
         ---------
   3.22  Leases.............................................................19
         ------


                                     (i)

   3.23  Assets.............................................................19
         ------
   3.24  Minute Books.......................................................19
         ------------
   3.25  Financial Projections..............................................19
         ---------------------
   3.26  Reorganization.....................................................19
         --------------
   3.27  Complete Copies of Materials.......................................19
         ----------------------------
   3.28  Disclosure.........................................................20
         ----------
   3.29  Information in Agere Registration Statement........................20
         -------------------------------------------
   3.30  Investment Matters.................................................20
         ------------------
   3.31  Private Placement..................................................21
         -----------------

4.    Representations and Warranties of Agere...............................22
      ---------------------------------------

   4.1   Organization.......................................................22
         ------------
   4.2   Capitalization.....................................................22
         --------------
   4.3   Authority; No Conflicts............................................23
         -----------------------
   4.4   Litigation.........................................................24
         ----------
   4.5   Information Supplied...............................................24
         --------------------
   4.6   Reorganization.....................................................24
         --------------

5.    Covenants.............................................................24
      ---------

   5.1   Notification of Certain Matters....................................24
         -------------------------------
   5.2   Access to Information..............................................24
         ---------------------
   5.3   Actions by the Parties.............................................25
         ----------------------

6.    Conditions Precedent..................................................25
      --------------------

   6.1   Conditions Precedent to Each Party's Obligation to Close...........25
         --------------------------------------------------------
   6.2   Conditions Precedent to Obligations of Agere and Acquisition.......26
         ------------------------------------------------------------
   6.3   Conditions Precedent to Obligations of the Company.................28
         --------------------------------------------------

7.    Certain Agreements....................................................28
      ------------------

   7.1   Registration Rights................................................28
         -------------------
   7.2   Stock Exchange Listing.............................................29
         ----------------------
   7.3   Tax Returns........................................................29
         -----------
   7.4   Cooperation........................................................29
         -----------
   7.5   Reorganization.....................................................30
         --------------

8.    Survival of Representations and Warranties............................30
      ------------------------------------------

9.    Indemnification.......................................................30
      ---------------

   9.1   Escrow Shares......................................................30
         -------------
   9.2   General Indemnification............................................30
         -----------------------
   9.3   Damage Threshold; Cap..............................................31
         ---------------------
   9.4   Preferred Stockholders' Tax Indemnity..............................32
         -------------------------------------
   9.5   Release of Escrow Fund.............................................33
         ----------------------
   9.6   Claims Upon Escrow Fund............................................34
         -----------------------
   9.7   Objections to Claims...............................................34
         --------------------
   9.8   Third-Party Claims.................................................34
         ------------------


                                     (ii)

   9.9   Stockholders' Representative.......................................35
         ----------------------------

10.   Brokers' and Finders' Fees............................................35
      --------------------------

   10.1  Company............................................................35
         -------
   10.2  Agere; Acquisition.................................................35
         ------------------

11.   Expenses; Taxes.......................................................35
      ---------------

12.   Press Releases........................................................35
      --------------

13.   Contents of Agreement; Parties in Interest; etc.......................36
      -----------------------------------------------

14.   Assignment and Binding Effect.........................................36
      -----------------------------

15.   Waiver................................................................36
      ------

16.   Definitions...........................................................36
      -----------

17.   Notices...............................................................38
      -------

18.   Amendment.............................................................39
      ---------

19.   Governing Law.........................................................39
      -------------

20.   No Benefit to Others..................................................40
      --------------------

21.   Severability..........................................................40
      ------------

22.   Section Headings......................................................40
      ----------------

23.   Schedules and Exhibits................................................40
      ----------------------

24.   Counterparts..........................................................40
      ------------


EXHIBITS
--------

EXHIBIT A    Certificate of Merger
EXHIBIT B    Escrow Agreement
EXHIBIT C    Form of Indemnity Agreement
EXHIBIT D    Form of Non-Competition and Non-Disclosure Agreement
EXHIBIT E    Form of Employee Bonus Retention Plan Letter Agreement



                                     (iii)

                           Glossary of Defined Terms

Defined Term                                          Location of Definition
------------                                          ----------------------

2003 Balance Sheet.......................................Section 3.5(a)(i)
Acquisition..............................................Preamble
Affiliate................................................Section 16
Agere....................................................Preamble
Agere Notice.............................................Section 9.6
Agere Common Stock.......................................Section 1.5(c)
Agere Shares.............................................Section 1.5(c)
Agreement................................................Preamble
Authorizations...........................................Section 3.12(b)
Benefit Plan.............................................Section 16
Cap......................................................Section 9.3(c)
Certificate of Merger....................................Section 1.1(b)
Certificates.............................................Section 1.8(b)
Closing..................................................Section 1.1(c)
Closing Date.............................................Section 1.1(c)
Code.....................................................Section 16
Common Stock.............................................Recitals
Common Stock Option......................................Section 6.2(f)
Commonly Controlled Entity...............................Section 3.15(a)
Company..................................................Preamble
Company Capital Stock....................................Recitals
Company Options..........................................Section 3.2(c)
Control..................................................Section 16
CRCO.....................................................Section 3.14(a)
Current Balance Sheet....................................Section 3.5(a)(iii)
Current Financial Statements.............................Section 3.5(a)(iii)
Current Per Share Market Price...........................Section 16
Damages..................................................Section 9.2(a)
Depositors...............................................Section 16
Designated Group.........................................Section 16
Designated Officers......................................Section 16
DGCL.....................................................Recitals
Dissenting Shares........................................Section 1.6(a)
DLLCA....................................................Recitals
Documents................................................Section 5.2
Effective Time...........................................Section 1.1(b)
Environmental Laws.......................................Section 16
ERISA....................................................Section 3.15(a)
Escrow Agent.............................................Section 9.1
Escrow Agreement.........................................Section 6.1(d)
Escrow Fund..............................................Section 9.1


                                     (iv)

Escrow Fund Value........................................Section 16
Escrow Period............................................Section 9.5
Escrow Shares............................................Section 9.1
Exchange Act.............................................Section 4.3(c)
Exchange Agent...........................................Section 16
Exchange Fund............................................Section 1.8(a)
Executive Employees......................................Section 3.16(a)
Final Determination......................................Section 16
Financial Statements.....................................Section 3.5(a)
GAAP.....................................................Section 16
Hazardous Substances.....................................Section 16
Immaterial Authorizations................................Section 3.12(b)
Indebtedness.............................................Section 16
Indemnified Person.......................................Section 9.2(a)
Indemnified Tax Liability................................Section 9.4(b)(i)
Indemnity Agreement......................................Section 6.2(e)
Intellectual Property Rights.............................Section 3.13(b)
IRS......................................................Section 3.14(a)
Laws.....................................................Section 3.12(a)
Liens....................................................Section 16
Material Adverse Effect..................................Section 16
Member...................................................Recitals
Merger...................................................Recitals
NOLs.....................................................Section 3.14(a)
NYSE.....................................................Section 1.7
Outstanding Common Shares................................Section 3.2(a)
Outstanding Preferred Shares.............................Section 3.2(a)
Outstanding Series A Shares..............................Section 3.2(a)
Outstanding Series B Shares..............................Section 3.2(a)
Pension Plans............................................Section 3.15(a)
Person...................................................Section 16
Plans....................................................Section 3.15(a)
Pre-Closing Tax Period...................................Section 9.4(a)(i)
Preferred Stock..........................................Recitals
Preferred Stockholder....................................Preamble
Ratable Share............................................Section 16
reasonable best efforts..................................Section 16
Registration Statement...................................Section 3.29
Representatives..........................................Section 5.2
Reserved Common Shares...................................Section 3.2(a)
SEC......................................................Section 3.29
Securities Act...........................................Section 3.29
Selling Stockholders.....................................Section 7.1(a)
Series A Preferred Stock.................................Recitals
Series B Preferred Stock.................................Recitals
SRLY.....................................................Section 3.14(a)


                                     (v)

Stockholders' Representative.............................Section 9.9(a)
Subsidiary...............................................Section 16
Surviving Entity.........................................Section 1.1(a)
Tax......................................................Section 16
Tax Return...............................................Section 16
Taxable..................................................Section 16
Taxes....................................................Section 16
Trading Day..............................................Section 16
Threshold................................................Section 9.3(a)
Warrants.................................................Section 16
Welfare Plans............................................Section 3.15(a)


                                     (vi)

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of December 31, 2003 (this "Agreement") by and among AGERE SYSTEMS INC., a Delaware corporation ("Agere"), AGERE SYSTEMS ACQUISITION LLC, a Delaware limited liability company and a wholly-owned subsidiary of Agere ("Acquisition"), TERABLAZE, INC., a Delaware corporation (the "Company"), and each of the stockholders of the Company signatory hereto (each, a "Preferred Stockholder").

                                  BACKGROUND

      A. The Company has its principal executive office located at 2105 Hamilton Avenue, Suite 300, San Jose, California, and is engaged principally in the design and development of gigabit ethernet switching solutions. The Company has authorized for issuance 90,000,000 shares of common stock, par value $0.0001 per share ("Common Stock"), and 67,653,067 shares of preferred stock, par value $0.0001 per share, of which 9,853,067 shares are designated Series A Preferred Stock ("Series A Preferred Stock") and 57,800,000 shares are designated Series B Preferred Stock ("Series B Preferred Stock"; the Series A Preferred Stock and Series B Preferred Stock are hereinafter collectively referred to as "Preferred Stock", and the Preferred Stock and Common Stock are referred to collectively as the "Company Capital Stock").

      B. The Board of Directors of the Company has determined that the merger of the Company with and into Acquisition (hereinafter referred to as the "Merger") in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and subject to the terms and conditions of this Agreement, is advisable and in the best interests of the Company and its stockholders.

      C. The Board of Directors and stockholders of the Company have approved this Agreement and the transactions contemplated hereby.

      D. Agere has its principal executive office located at 1110 American Parkway NE, Allentown, Pennsylvania.

      E. Acquisition is a wholly-owned subsidiary of Agere and was formed for the Company to merge with and into Acquisition so that, as a result of the Merger, Acquisition will survive and remain a wholly-owned subsidiary of Agere. Acquisition has its principal executive office located at 1110 American Parkway NE, Allentown, Pennsylvania.

      F. The sole member of Acquisition (the "Member") has determined that the Merger in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the "DLLCA"), and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Acquisition and the Member.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

      1.    The Merger

      1.1   General.

            (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the DLLCA, at the Effective Time, (i) the Company shall be merged with and into Acquisition, (ii) the separate existence of the Company shall cease and (iii) Acquisition shall be the surviving entity (the "Surviving Entity") and shall continue its organizational existence under the laws of the State of Delaware.

            (b) The Merger shall become effective at the time of filing of a certificate of merger, substantially in the form of Exhibit A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with the provisions of Section 264 of the DGCL and
Section 18-209 of the DLLCA, or at such later time as may be stated in the Certificate of Merger (the "Effective Time").

            (c) Subject to the terms and conditions of this Agreement, Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware on the date hereof. The closing of the Merger (the "Closing") shall take place at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York at 10:00 a.m. on the date hereof (the "Closing Date").

            (d) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

      1.2 Certificate of Formation. The Certificate of Formation of the Surviving Entity shall be as provided in the Certificate of Merger until thereafter amended as provided therein or by applicable law.

      1.3 Limited Liability Company Agreement. The Limited Liability Company Agreement of Acquisition, as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement of the Surviving Entity until thereafter amended as provided therein or by applicable law.

      1.4 Management of Surviving Entity. The business and affairs of the Surviving Entity shall be managed by the Member in accordance with the Limited Liability Company Agreement of the Surviving Entity.

      1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Agere, Acquisition, the Company or the holders of any of the following securities:

            (a) the equity interests in Acquisition shall remain the equity interests of the Surviving Entity;

            (b) (i) each share of Company Common Stock and Series A Preferred Stock, whether issued and outstanding and owned by any Person (including any Preferred Stockholder, Agere or Acquisition) or owned or held in treasury by the Company, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                (ii) each Company Option, whether issued and outstanding and owned by any Person (including Agere or Acquisition) or owned by the Company, shall be canceled and extinguished without any conversion or exercise thereof, and no payment or distribution shall be made with respect thereto;

            (c) subject to the provisions of Section 1.7, each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into 0.2271 of a validly issued, fully paid and nonassessable share of Class A common stock, par value $.01 per share, of Agere, including the associated Class A right to purchase Series A Junior Participating Preferred Stock (the "Agere Common Stock"). The shares of Agere Common Stock to be distributed in exchange for the Series B Preferred Stock are referred to herein collectively as the "Agere Shares"; and

            (d) each share of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto other than, solely with respect to the Series B Preferred Stock, (i) the right to receive the Agere Shares to be issued in consideration therefor upon the surrender of such certificate, (ii) any dividends and other distributions in accordance with
Section 1.8(c) and (iii) any cash, without interest, to be paid in lieu of any fractional share of Agere Common Stock in accordance with Section 1.7.

      1.6   Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, a stockholder who holds shares of the Company Capital Stock on the date of the making of a demand pursuant to Section 262(d) of the DGCL with respect to such shares (collectively, the "Dissenting Shares"), who has otherwise complied with the applicable provisions of the DGCL, and who shall not have voted in favor of the Merger or consented thereto in writing, shall have the rights and remedies provided in Section 262 of the DGCL, including but not limited to an appraisal by the Delaware Court of Chancery of the fair value of such stockholder's shares of the Company Capital Stock.

            (b) The Company shall give Agere (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262(d) of the DGCL. The Company shall not, except with the prior written consent of Agere, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      1.7 No Fractional Shares. No certificates or scrip representing fractional shares of Agere Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the record or beneficial owners thereof to voting rights or to any other rights as a stockholder of Agere. In lieu of receiving any such fractional share, the record holder of a Certificate shall be entitled to receive either, at Agere's sole option, (a) a whole share of Agere Common Stock or (b) cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Agere Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur by (ii) the fraction of a share to which such holder would otherwise be entitled. Agere shall make available to the Exchange Agent the cash necessary for this purpose.

      1.8 Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books.

            (a) As of the Effective Time, Agere shall deposit with the Exchange Agent certificates representing the aggregate number of Agere Shares to be issued pursuant to Section 1.5(c) in exchange for the shares of Series B Preferred Stock, less the Escrow Shares to be deposited in the Escrow Fund pursuant to Section 9.1. The Agere Shares to be deposited with the Exchange Agent, together with any dividends or distributions with respect thereto pursuant to Section 1.7 and Section 1.8(c), are referred to herein as the "Exchange Fund".

            (b) As soon as practicable after the Effective Time, Agere shall deliver an instruction letter to the Exchange Agent directing the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Series B Preferred Stock (the "Certificates") which shares were converted into the right to receive Agere Shares pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole Agere Shares into which the Series B Preferred Stock represented by the surrendered Certificate shall have been converted at the Effective Time less such holder's pro rata portion of the number of Escrow Shares to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 9.1, (B) if elected by Agere pursuant to clause (b) of the second sentence of Section 1.7, cash in lieu of any fractional share of Agere Common Stock in accordance with Section 1.7 and (C) certain dividends and distributions in accordance with Section 1.8(c), and the Certificates so surrendered shall then be canceled. Subject to Section 1.7 and
Section 1.8(c), until surrendered as contemplated by this Section 1.8(b), each Certificate from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of Agere Shares into which such Series B Preferred Stock shall have been converted. As soon as practicable after the Effective

Time, and subject to and in accordance with the provisions of Section 9, Agere shall cause to be distributed to the Escrow Agent certificates representing the Escrow Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 1.8. Such shares shall be beneficially owned by such holders, shall be held in escrow and shall be available to compensate Agere as provided in Section 9. To the extent not used for such purpose, such shares shall be released, as provided in Section 9.

            (c) No dividends or other distributions declared or made after the Effective Time with respect to the Agere Shares with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Agere Shares and no cash payment in lieu of a fractional share of Agere Common Stock shall be paid to any such holder pursuant to Section 1.7 until such holder shall have surrendered its Certificates pursuant to this Section 1.8. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the Agere Shares represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such Agere Shares and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

            (d) If any certificate representing Agere Shares is to be issued or any cash is to be paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates for the Agere Shares and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Agere or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Series B Preferred Stock such amounts as Agere or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of any other applicable tax law. To the extent that amounts are so withheld by Agere or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Series B Preferred Stock in respect of which such deduction and withholding was made by Agere or the Exchange Agent. All amounts in respect of taxes received or withheld by Agere shall be disposed of by Agere in accordance with the Code or such other applicable tax law.

            (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other customary conditions as the Member may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Agere Shares as determined under Sections 1.5(c) and 1.7 and pay any cash, dividends or other distributions as determined in accordance with Sections 1.7 and 1.8(c) in respect of such Certificate; provided, that Agere may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Agere, the Surviving Entity or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock on the records of the Company or the Surviving Entity. From and after the Effective Time, the holders of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

      1.9 Return of Shares Held by Exchange Agent. Any portion of the Agere Shares deposited with the Exchange Agent which remains undistributed to the former holders of Series B Preferred Stock for six months after the Effective Time shall be delivered to Agere, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates shall thereafter look only to Agere for payment of their claim for Agere Shares, any cash in lieu of fractional shares of Agere Common Stock and any dividends or distributions with respect to such Agere Shares, and Agere agrees to promptly pay any such claims. None of Agere, the Surviving Entity or the Exchange Agent shall be liable to any former holder of Company Capital Stock for any unclaimed Agere Shares held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

      1.10 No Further Ownership Rights in Series B Preferred Stock. All certificates representing Agere Shares delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.7 or Section 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Series B Preferred Stock previously represented by such Certificate.

      1.11 Further Assurances. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect, confirm or record in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) to otherwise to carry out the purposes of this Agreement, the Surviving Entity, its member, its proper officers and any designee of such member or officers shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

      2. Approval by Stockholders. The Company has solicited the written consent of its stockholders in lieu of a meeting for purposes of voting upon this Agreement and approving the Merger. The Company has, through its board of directors, recommended to its stockholders approval of this Agreement. The Company, Acquisition and Agere each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate or company action in connection with the transactions contemplated by this Agreement. All materials distributed to the stockholders of the Company with respect to the Merger and this Agreement, including any description of the transactions contemplated hereunder, the recommendation of the Board of Directors of the Company that such stockholders approve the Merger, the vote by such stockholders to approve this Agreement and the Merger and any description of appraisal rights available to such stockholders (i) have been distributed to Agere prior to the date hereof and (ii) are in accordance with applicable law.

      3. Representations and Warranties of the Company and the Preferred Stockholders. Each of the Preferred Stockholders severally represents and warrants to Agere with respect to the matters set forth in Section 3.1(b), the second sentence of Section 3.2(b), Section 3.3(a), Section 3.29, Section 3.30 and Section 3.31, and the Company represents and warrants to Agere with respect to all other matters contained in this Section 3 as follows:

      3.1   Organization.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

            (b) Each Preferred Stockholder (to the extent that it is an entity) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

      3.2   Capitalization; Options and Other Rights.

            (a) The total authorized shares of capital stock of the Company consists of (i) 90,000,000 shares of Common Stock, of which (A) 8,390,651 shares are issued and outstanding (the "Outstanding Common Shares"), and (B) 41,798,054 shares have been reserved for the conversion of the Preferred Stock (the "Reserved Common Shares"), and (ii) 67,653,067 shares of Preferred Stock, of which (A) 9,853,067 shares have been designated as Series A Preferred Stock, and 8,414,675 are issued and outstanding (the "Outstanding Series A Shares"), and (B) 57,800,000 shares have been designated as Series B Preferred Stock, and 30,471,193 are issued and outstanding (the "Outstanding Series B Shares"; and together with the Outstanding Series A Shares, the "Outstanding Preferred Shares").

            (b) All the Outstanding Common Shares and Outstanding Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Outstanding Common Shares or Outstanding Preferred Shares has been issued in violation of the preemptive rights of any stockholder of the Company. The Outstanding Common Shares and Outstanding Preferred Shares have been issued in compliance in all material respects with all applicable Federal and state securities laws and regulations. Schedule 3.2(b) sets forth a true and complete list of all holders of Company Capital Stock (including the amount and type of security held by such holder).

            (c) Except as set forth in Schedule 3.2(c), there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise) or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any other Person any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the Company Capital Stock or the direction of the business operations or conduct of the Company (collectively, "Company Options").

      3.3   Authority; No Conflicts; Stockholder Vote.

            (a)   Preferred Stockholder Authority.

                  (i) Each Preferred Stockholder has full power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by such Preferred Stockholder has been duly authorized and approved by all necessary action on the part of such Preferred Stockholder, and no other proceedings on the part of such Preferred Stockholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Preferred Stockholder and is the legal, valid and binding obligation of such Preferred Stockholder enforceable in accordance with its terms.

                  (ii) The execution, delivery, performance by such Preferred Stockholder of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the organizational documents of such Preferred Stockholder (if any), (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which such Preferred Stockholder is a party or by which any of the properties of the Company may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on any asset of the Company.

                  (iii) Except as set forth on Schedule 3.3(b)(iii), the execution and delivery of this Agreement by such Preferred Stockholder do not, and the performance by such Preferred Stockholder of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person.

            (b) Company Authority.

                  (i) The Company has full corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by the Company's Board of Directors, and, except for the filing and recordation of appropriate merger documents as required by the DGCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                  (ii) The execution, delivery, performance by the Company of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect, (iii) except as set forth in Schedule 3.3(b)(ii), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Company is a party or by which any of its properties may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on any asset of the Company.

                  (iii) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person, except for the filing and recordation of appropriate merger documents as required by the DGCL.

            (c) The Board of Directors of the Company (i) has approved this Agreement and the transactions contemplated hereby, (ii) has determined that the terms of the Merger are in the best interests of the stockholders of the Company, and (iii) has recommended the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the stockholders of the Company.

            (d) Pursuant to the provisions of the DGCL, the Certificate of Incorporation of the Company, the By-laws of the Company and any other applicable law, the only approval of holders of Company Capital Stock required to approve the Merger and to approve and adopt this Agreement and the transactions contemplated hereby are the approval of (i) a majority of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred

Stock voting together as a single class, (ii) a majority of the outstanding shares of Company Common Stock voting together as a single class, (iii) a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock voting together as a single class, and (iv) a majority of the Series B Preferred Stock voting together as a single class, and prior to the date hereof, such transactions have been so approved.

      3.4 Charter Documents. A true, complete and correct copy of the Certificate of Incorporation, as amended, and the By-laws of the Company are attached hereto as Schedule 3.4. The Certificate of Incorporation and By-laws of the Company are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws.

      3.5   Financial Statements.

            (a) True and complete copies of the following financial statements of the Company (the "Financial Statements") are attached hereto as Schedule 3.5:

                  (i) unaudited balance sheets of the Company as of June 30, 2003 (the "2003 Balance Sheet"), June 30, 2002 and June 30, 2001;

                  (ii) unaudited statements of operations and cash flows of the Company for the fiscal years ended June 30, 2003, June 30, 2002 and June 30, 2001; and

                  (iii) unaudited balance sheet of the Company as of November 30, 2003 (the "Current Balance Sheet") and the unaudited statements of operations and cash flows of the Company for the five-month period ended November 30, 2003 (together with the Current Balance Sheet, the "Current Financial Statements"),

each certified by the Chief Executive Officer of the Company.

            (b) The Financial Statements were prepared in accordance with GAAP. The Financial Statements were prepared on the basis of the books and records of the Company and present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flow for each of the periods then ended in conformity with GAAP (applied as aforesaid).

      3.6 Absence of Undisclosed Liabilities. Except as disclosed on Schedule 3.6, the Company does not have any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise).

      3.7   Operations and Obligations.

            (a) Except as set forth in Schedule 3.7(a), since November 30,
2003,

                  (i) there has been no event or condition that has had or reasonably could be expected to have a Material Adverse Effect on the Company; and

                  (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any respect any of the Company's material assets.

            (b) Except as set forth in Schedule 3.7(b), since June 30, 2003, the Company has conducted its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since June 30, 2003, except as set forth in such Schedule, the Company has not:

                  (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

                  (ii) other than in the ordinary course of business consistent with past practice, issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds, or entered into any lease the obligations of which, in accordance with GAAP, would be capitalized;

                  (iii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the 2003 Balance Sheet and current liabilities incurred since June 30, 2003 in the ordinary course of business consistent with past practice;

                  (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any shares of Company Capital Stock;

                  (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company is a party and is or should be set forth on
Schedule 3.9;

                  (vi) undertaken or committed to undertake capital expenditures exceeding $25,000 for any single project or related series of projects;

                  (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the 2003 Balance Sheet or any assets acquired by the Company after June 30, 2003, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

                  (viii) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

                  (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

                  (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

                  (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

                  (xii) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of the Company, amended any Benefit Plan or modified any other benefits made available to any such employees;

                  (xiii) made any change in the accounting principles or made any material change in accounting practices used by the Company, in each case, from those applied in the preparation of the Financial Statements; or

                  (xiv) resolved or entered into any agreement or understanding to take any action set forth in the foregoing clauses
(i)-(xiii).

            (c) Except as set forth in Schedule 3.7(c), there are no accrued and unpaid dividends or distributions with respect to the shares of Company Capital Stock.

      3.8   Properties.

            (a) The Company has good and valid title to all its properties and assets reflected on the 2003 Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such 2003 Balance Sheet, (ii) leasehold interests, in which event the Company has a valid leasehold interest and (iii) properties and assets which individually or in the aggregate are not material.

            (b) The Company owns no real property.

      3.9 Contracts. Schedule 3.9 lists any of the following not otherwise listed and identified as such on any other Schedule:

            (a) each written contract or commitment which creates an obligation on the part of the Company in excess of $10,000;

            (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company is a lender, borrower or guarantor, in a principal amount in excess of $10,000;

            (c) each written contract or commitment restricting the Company from engaging in any line of business and each written contract containing any provisions that alter the Company's contractual rights thereunder in the event that there is a merger of or other change of control with respect to the Company;

            (d) each written joint venture or partnership agreement to which the Company is a party;

            (e) each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license or other license or other agreement containing the right to sublicense software and/or technology, in each case, to which the Company is a party;

            (f) each written agreement in excess of $10,000 to which the Company is a party with respect to any assignment, discounting or reduction of any receivables of the Company;

            (g) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company, having a value in excess of $10,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

            (h) each written employment or consulting contract entered into by the Company, and any other agreement between the Company and any founder or employee; and

            (i) each supply agreement that the Company could not readily replace without a material impact on the Company.

            Except as set forth on Schedule 3.9, (i) there are no oral contracts or commitments of the types described in this Section 3.9 which create an obligation on the part of the Company in excess of $10,000, (ii) there are no contracts or commitments between the Company and any Affiliate,
(iii) there are no contracts, commitments or arrangements with any employee which require the payment of any compensation upon the occurrence of any specified contingency, (iv) there are no contracts or arrangements, except this Agreement, which require notice to, or the consent of, any party with respect to any of the transactions contemplated hereby, and (v) there are no contracts or arrangements with any third party which require a penalty, compensation or other payment by the Company due to the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Closing Date.

      3.10 Absence of Default. Except as set forth in Schedule 3.10, (a) the agreements listed on Schedules 3.9, 3.13, 3.16 and 3.22 are, and after giving effect to the transactions contemplated hereby will be, valid, binding and in full force and effect; (b) the Company has fulfilled and performed in all material respects its obligations under each such agreement to the extent that such fulfillment and performance were due on or before the date hereof (in each case, to which the Company is a party); (c) the Company is not, and is not alleged in writing to be, and each other party to any such agreement is not, in default under, nor is there or is there alleged in writing to be any basis for termination of, any such agreement; (d) no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the best knowledge of the Company and the Designated Group, by any such other party, and (e) the Company is not currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder. The Company has previously delivered complete and correct copies of all such agreements (including all amendments) to Agere.

      3.11  Litigation.

            (a) Except as set forth in Schedule 3.11, (i) there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of the Company and the Designated Group, threatened against the Company; and (ii) neither the Company, nor the assets, properties or business of the Company, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Except as set forth in Schedule 3.11, the Company is not the plaintiff in any such proceeding nor is the Company contemplating commencing legal action against any other Person.

            (b) The Company is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or the subject of any investigation pending or, to the knowledge of the Company and the Designated Group, threatened, which reasonably could have a Material Adverse Effect.

            (c) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which the Company is subject which reasonably could have a Material Adverse Effect.

      3.12  Compliance with Law. Except as set forth in Schedule 3.12:


            (a) the Company has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject;

            (b) the Company has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company has no reason to believe would not be issued in due course and (ii) which, the failure of the Company to possess, would not subject the Company to penalties other than fines not to exceed $10,000 in the aggregate ("Immaterial Authorizations"); and

            (c) the Company has not received notice of any violation of, and neither the Company nor the Designated Group has knowledge of any material violation of, any Laws to which the Company or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

      3.13  Intellectual Property; Software.

            (a) Schedule 3.13(a) contains a list and brief description of all Intellectual Property Rights.

            (b) The Company owns, or is validly licensed or otherwise has the right to use, (i) all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs and (ii) to the best knowledge of the Company and the Designated Group, all patents and patent rights, which are, in each case, material to the conduct of the business of the Company (the "Intellectual Property Rights").

            (c) The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person. The Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of the Company and the Designated Group, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of the Company.

            (d) Each employee, agent, consultant, officer, director or contractor who has contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Agere.

            (e) Except as set forth on Schedule 3.13(e), the Company has not sold, assigned, transferred, licensed or sublicensed, or entered into any agreement to sell, assign, transfer or sublicense, its Intellectual Property other than, in connection with the Company's assets, in the ordinary course of business, permitting its customers to use any Intellectual Property embedded in its products.

      3.14  Tax Matters.

            (a) Except as set forth on Schedule 3.14, (i) the Company has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company have been timely paid; (iv) the Company has not waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service (the "IRS") or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax indemnity arrangements, if any, will terminate prior to Closing and the Surviving Entity will not have any liability thereunder on or after Closing; (ix) there are no Liens for Taxes upon the assets of the Company except Liens relating to current Taxes not yet due; (x) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company in accordance with GAAP; and (xi) except as may be limited as a result of the transactions contemplated by this Agreement, none of the net operating carryforwards ("NOLs") of the Company constitute separate return limitation year ("SRLY") or consolidated return change of ownership ("CRCO") losses immediately prior to the Closing, none of the NOLs will be limited immediately prior to the Closing by Section 382 or 384 of the Code and the regulations thereunder, and none of the NOLs constitutes "dual consolidated losses" immediately prior to the Closing (as defined in Section 1503 of the Code and the regulations thereunder).

            (b) Except as set forth in Schedule 3.14(b), no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

            (c) The Company (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code due to changes in method of accounting or otherwise prior to the Effective Time; (ii) has no knowledge that the IRS has proposed any such adjustment or change in accounting method with respect to the Company; and (iii) does not have any application pending with the IRS or any other tax authority requesting permission for any change in accounting method.

            (d) The Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      3.15  Employee Benefit Plans.

            (a) Schedule 3.15 contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (the "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Plans") maintained, or contributed to, by the Company or any Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or any former employees, officers or directors of the Company. The Company has made available to Agere true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Except as would not have a Material Adverse Effect on the Company, (i) each Plan has been administered in accordance with its terms, and (ii) the Company and all Plans are in compliance with applicable provisions of ERISA and the Code.

            (b) All Pension Plans that are intended to be qualified under
Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such Pension Plans are so qualified and the trusts thereunder are exempt from Federal income taxes under Section 501(a) of the Code, and no such determination letter has been revoked nor has any event occurred since the date of such Plan's most recent determination letter that would adversely affect its qualification or materially increase its costs.

            (c) Neither the Company, nor any Commonly Controlled Entity, has maintained, contributed to or been obligated to contribute to any Plan that is subject to Title IV of ERISA.

            (d) The Company does not have any liability or obligation under any Welfare Plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA.

            (e) Except as provided by this Agreement, no employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Plan as a result of the transactions contemplated by this Agreement.

            (f) The deduction of any amount payable pursuant to the terms of the Plans will not be subject to disallowance under Section 162 (m) of the Code.

            (g) All restricted stock purchase agreements relating to the issuance of Company Capital Stock are for the purchase of Common Stock only and do not entitle any Person to receive the Agere Shares or any other consideration in connection with the transactions contemplated by this Agreement.

      3.16  Executive Employees.

            (a) Schedule 3.16 lists the names, titles and current annual salary rates of, and bonuses paid or payable to, all present officers and employees of the Company whose 2003 annual base salary exceeded $75,000 ("Executive Employees").

            (b) Except as set forth in Schedules 3.15 or 3.16, the Company does not have any employment agreement with, or maintain any employee benefit plan (within the meaning of Section 3(3) of ERISA) with respect to, any of its Executive Employees. There are no agreements with respect to Executive Employees which are subject to Section 280G of the Code or which would obligate the Company to make any payment or provide any benefit that could be subject to tax under Section 4999 of the Code.

      3.17 Employees. (a) The Company has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and the Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations; (b) the Company believes that the Company's relations with its employees are satisfactory; (c) there are no controversies pending or, to the best knowledge of the Company and the Designated Group, threatened between the Company and any of its employees, which controversies have or could have a Material Adverse Effect; (d) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the best knowledge of the Company and the Designated Group, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of the Company and the Designated Group, threatened, by or with respect to any employees of the Company; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company; (h) there are no claims pending against the Company before any workers' compensation board; and (i) the Company has not received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company and, to the best knowledge of the Company and the Designated Group, no such investigation is in progress.

      3.18 Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of the Company and the Designated Group, the Company is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of the Company and the Designated Group, threatened, actions, suits or proceedings against the Company or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

      3.19  Bank Accounts, Letters of Credit and Powers of Attorney. Schedule
3.19 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company. The Company has heretofore delivered to Agere true, correct and complete copies of each letter of credit and each power of attorney described on Schedule 3.19.

      3.20  Subsidiaries. The Company has no Subsidiaries.

      3.21 Insurance. Schedule 3.21 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience with respect to each type of coverage) of all policies of insurance maintained, owned or held by the Company during the period from its inception up to and including the date hereof. The Company has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner. Except as disclosed in Schedule 3.21, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and, to the best knowledge of the Company and the Designated Group, no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the Company thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

      3.22 Leases. Schedule 3.22 lists all outstanding leases, both capital and operating, and licenses, pursuant to which the Company has (i) obtained the right to use or occupy any real or personal property, or (ii) granted to any other Person the right to use any property described on Schedule 3.23.

      3.23  Assets.

            (a) Schedule 3.23 lists each vehicle and material item of machinery, equipment, furniture or other personal property owned by the Company having an original cost of $10,000 or more.

            (b) Except as set forth in Schedule 3.23(b), the assets and properties owned or leased by the Company constitute all the material assets and properties used by the Company in the operation of its business (including all books, records, computers and computer programs and data processing systems) and are in good and serviceable condition (subject, in each case, to normal wear and tear and obsolescence and except for assets the book value of which does not exceed $10,000 in the aggregate) and are suitable for the uses for which intended.

      3.24 Minute Books. The minute books of the Company made available to Agere contain a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

      3.25 Financial Projections. The Company has made available to Agere certain financial projections with respect to the Company's business which projections were prepared by the Company based upon the assumptions reflected therein. The Company does not make any representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, other than that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable and accurate.

      3.26 Reorganization. The Company has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the transactions contemplated hereby as a reorganization within the meaning of Section 368(a) of the Code.

      3.27 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document that has been requested by Agere or its counsel in connection with their legal and accounting review of the Company.

      3.28 Disclosure. None of the representations or warranties of the Company contained herein (including the information contained in the Schedules referred to in this Section 3) and none of the other information or documents furnished or to be furnished to Agere by the Company or pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact known to the Company or the Designated Group which adversely affects or in the future is likely to adversely affect the assets or business of the Company in any material respect which has not been set forth or referred to in this Agreement (including the Schedules hereto) or in other written materials previously delivered to Agere in connection with the transactions contemplated under this Agreement.

      3.29 Information in Agere Registration Statement. None of the information to be supplied by the Company or any Selling Stockholder specifically for inclusion or incorporation by reference in the registration statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission (the "SEC") by Agere under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act"), for the purpose of registering the public resale by the Selling Stockholders of the Agere Shares (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to maker the statements therein, in light of the circumstances under which they were made, not misleading.

      3.30  Investment Matters.

            (a) Each Preferred Stockholder agrees not to engage in any hedging transaction with regard to the Agere Shares unless in compliance with the Securities Act.

            (b) Each Preferred Stockholder acknowledges and agrees that the Agere Shares are being offered and sold to the Preferred Stockholders in reliance on specific exemptions from the registration requirements of the United States federal and state securities Laws and that Agere is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Agere set forth herein in order to determine the applicability of such exemptions and the suitability of the Preferred Stockholders to acquire the Agere Shares.

            (c) Each Preferred Stockholder has received and has had an opportunity to review Agere's Annual Report on Form 10-K for the fiscal years ended September 30, 2003 and September 30, 2002, Agere's Annual Report to Stockholders for fiscal 2002, Agere's Proxy Statement for the 2002 annual meeting of stockholders, and each Preferred Stockholder has had a reasonable opportunity to ask questions of and receive answers from Agere concerning Agere, and to obtain any additional information reasonably necessary to verify the accuracy of the information furnished to the Preferred Stockholders concerning Agere and all such questions, if any, have been answered to the full satisfaction of the Preferred Stockholders.

            (d) Each Preferred Stockholder acknowledges that no representations or warranties have been made with respect to the Agere Shares to such Preferred Stockholder by Agere or any agent, employee or Affiliate of Agere other than those contained in this Agreement, and in entering into the transactions contemplated hereunder such Preferred Stockholder is not relying upon any information, other than that referred to in the foregoing paragraph, contained in this Agreement, and the results of the independent investigations by such Preferred Stockholder and its representatives; provided that each Preferred Stockholder acknowledges and agrees that the only representations or warranties that Agere has made with respect to such information are as set forth in the Agreement.

      3.31  Private Placement.

            (a) Each Preferred Stockholder acknowledges that each certificate representing the Agere Shares delivered to or on behalf of such Preferred Stockholder and the Escrow Agent shall include the following legend:

                THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE COMPANY, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT AND IS IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

            (b) Each Preferred Stockholder understands that the Agere Shares are being issued to such Preferred Stockholder and the Escrow Agent in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Agere Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each Preferred Stockholder agrees that Agere shall not transfer any of the Agere Shares except in a transaction registered under the Securities Act or unless such Preferred Stockholder shall have delivered to Agere an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to Agere, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            (c) Each Preferred Stockholder is either an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act) or, immediately prior to receipt of any information regarding Agere, had such knowledge and experience (alone or with a "purchaser representative" (as such term is defined in Rule 501 of Regulation D under the Securities Act)) in financial and business matters as to be able to evaluate the merits and risks of an investment in Agere.

            (d) Each Preferred Stockholder will acquire the Agere Shares for its own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the Agere Shares in a transaction that would violate the Securities Act or the securities Laws of any state of the United States or any other applicable jurisdiction.

            (e) Each Preferred Stockholder acknowledges and agrees that any resale or other transfer, or attempted resale or other transfer, which Agere determines in good faith was made other than in compliance with the restrictions stated in this Section 3.31 shall not be recognized by Agere in respect of the Agere Shares, and that Agere may deliver a corresponding stop-transfer order to Agere's transfer agent to that effect.

      4. Representations and Warranties of Agere. Each of Agere and Acquisition represents and warrants to the Company as follows:

      4.1 Organization. Agere is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it. Acquisition is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

      4.2   Capitalization. The authorized capital stock of Agere consists of
(i) 5,000,000,000 shares of Class A common stock, par value $.01 per share, of which 791,038,216 shares are issued and outstanding as of December 1, 2003,
(ii) 5,000,000,000 shares of Class B common stock, par value $.01 per share, of which 907,994,888 shares are issued and outstanding as of December 1, 2003, and (iii) 250,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding. Except as disclosed in public filings made with the SEC, as of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Agere having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Agere may vote are issued or outstanding. All outstanding shares of capital stock of Agere are, and all shares which may be issued in connection with the transactions contemplated hereby will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

      4.3   Authority; No Conflicts.

            (a) Agere has full corporate power and authority to execute, deliver and perform this Agreement. Acquisition has full limited liability company power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of Agere and Acquisition has been duly authorized and approved by all necessary corporate or limited liability company, as the case may be, action, and, except for the filing of appropriate merger documents as required by the DLLCA, no other corporate or limited liability company, as the case may be, proceedings are necessary to authorize this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Agere and Acquisition and is the legal, valid and binding obligation of each of Agere and Acquisition, enforceable in accordance with its terms.

            (b) The execution, delivery, performance by each of Agere and Acquisition of this Agreement and the consummation of the transactions contemplated hereby do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Agere, or the Certificate of Formation or Limited Liability Company Agreement of Acquisition, (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Agere and its Subsidiaries taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Agere or Acquisition is a party or by which any of the properties of Agere or Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Agere and its Subsidiaries, taken as a whole, or Acquisition.

            (c) The execution and delivery of this Agreement by each of Agere and Acquisition do not, and the performance by each of Agere and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DLLCA; (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the "Exchange Act") and applicable state securities Laws; and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Agere and its Subsidiaries taken as a whole.

      4.4   Litigation.

            (a) Neither Agere nor Acquisition is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

            (b) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Agere or Acquisition is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

      4.5 Information Supplied. None of the information supplied or to be supplied by Agere specifically for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Agere with respect to statements made or incorporated by reference therein based on information supplied by the Company or any Selling Stockholder specifically for inclusion or incorporation by reference in the Registration Statement.

      4.6 Reorganization. Neither Agere nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the transactions contemplated hereby as a reorganization within the meaning of Section 368(a) of the Code.

      5.    Covenants.

      5.1 Notification of Certain Matters. The Stockholders' Representative promptly shall advise Agere, and Agere shall give prompt notice to the Stockholders' Representative, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (b) any failure of the Company or Agere, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.1 shall not limit or otherwise affect the remedies available to the party receiving such notice.

      5.2 Access to Information. After the Closing Date and until the sixth annual anniversary thereof, Agere shall cause the Surviving Entity to afford to the Stockholders' Representative and its authorized accountants, counsel and other designated representatives (collectively, the "Representatives") reasonable access without charge (including using reasonable efforts to give access to the person on firms possessing information) and duplicating rights (at the expense of the Stockholders' Representative) during normal business hours to all administrative records, books, contracts and instruments of the Company in existence on the Closing Date (collectively, the "Documents"), which are within Agere's or the Surviving Entity's possession or control, insofar as such access is reasonably required by the Stockholders' Representative; provided, that solely with respect to Tax Returns and work papers related thereto, Agere shall be required to retain and afford the Representatives these rights until the expiration of the applicable statute of limitations (including any extensions, whether automatic or voluntary) to the extent such documents are necessary to permit the Preferred Stockholders to file or defend their Tax Returns. The Documents may be requested under this Section 5.2 for audit, accounting, claim, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations. The Stockholders' Representative shall promptly notify Agere when the Preferred Stockholders no longer require access to the Documents. Except as expressly set forth herein, nothing contained herein shall restrict the ability of Agere and the Surviving Entity to utilize its standard document retention policies with respect to the Documents.

      5.3 Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement, provided, that nothing contained herein shall expand or be deemed to expand Agere's obligations under Section 7.1. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

      6.    Conditions Precedent.

      6.1 Conditions Precedent to Each Party's Obligation to Close. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

            (a) Stockholder and Member Approval. The Merger shall have been duly approved (i) by the requisite vote of the outstanding shares of Company Capital Stock entitled to vote thereon in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Company and (ii) by the Member in accordance with the DLLCA and the organizational documents of Acquisition.

            (b) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Closing or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Agere or Acquisition (as the Surviving Entity), assuming the Merger had taken place, shall have been obtained, made or occurred.

            (c) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect with respect to the transactions contemplated hereby, and there shall not be pending any suit, action or proceeding by any governmental entity, (i) preventing the Merger or
(ii) which otherwise is reasonably likely to have a Material Adverse Effect on Agere or Acquisition (as the Surviving Entity).

            (d) Escrow Agreement. Each of Agere, the Company, the Escrow Agent, the Stockholders' Representative and the Depositors shall have entered into the Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement").

      6.2 Conditions Precedent to Obligations of Agere and Acquisition. All obligations of Agere and Acquisition under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

            (a) Good Standing. The Company shall have delivered a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Delaware.

            (b) Company Certificate. Agere and Acquisition shall have received a certificate of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Agere, certifying (A) that a true and correct copy of the Certificate of Incorporation of the Company is attached hereto as
Schedule 3.4 and that there have been no amendments to the Certificate of Incorporation of the Company since the date of the certificate specified in clause (a) above, (B) that a true and correct copy of the By-laws of the Company is attached hereto as Schedule 3.4, (C) that a true and correct copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby is attached and (D) as to incumbency and signature of the officer of the Company executing this Agreement.

            (c) Preferred Stockholder Certificates. Agere and Acquisition shall have received one or more certificates of the Preferred Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to Agere, certifying (A) that all stockholder actions necessary to approve the Merger and the other transactions contemplated hereby, including the allocation of the Agere Shares as set forth herein, have been duly completed and (B) as to the incumbency and signature of each officer of such Preferred Stockholder executing this Agreement.

            (d) Director Letters. Each member of the Board of Directors of the Company, other than Charles Carinalli, shall have delivered to Agere and Acquisition letters, reasonably satisfactory to Agere and Acquisition, (i) modifying the Indemnity Agreement between such person and the Company and (ii) waiving any rights under the Certificate of Incorporation or By-laws of the Company or any other agreement of the Company for indemnification with respect to the transactions contemplated herein.

            (e) Indemnity Agreement. The Preferred Stockholders shall have entered into the Indemnity Agreement in the form of Exhibit C hereto (the "Indemnity Agreement").

            (f) Company Stock Options; Stock Plan. The Company shall have delivered evidence satisfactory to Agere and Acquisition that upon the Closing
(i) all outstanding options to purchase shares of Common Stock, whether or not exercisable (each, a "Common Stock Option"), shall have been either exercised or duly terminated in accordance with their respective terms, and (ii) all outstanding plans to issue Common Stock Options shall have been duly canceled by the Company.

            (g) Warrants. The Company shall have delivered evidence satisfactory to Agere and Acquisition that upon the Closing all of the Warrants shall have been duly exercised or terminated in accordance with their terms or shall have been cancelled by the holders thereof.

            (h) Real Property Certificate. The Company shall have delivered to Agere and Acquisition a certificate certifying that the Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i) at the Closing.

            (i) Non-Competition and Non-Disclosure Agreements. Each of the persons on Schedule 6.2(i) shall have entered into Non-Competition and Non-Disclosure Agreements with the Surviving Entity, each substantially in the form of Exhibit D hereto, and such agreements shall be in full force and effect.

            (j) Secured Notes. The Company shall have delivered evidence satisfactory to Agere that the secured notes have been duly converted by the holders thereof or extinguished and UCC termination statements have been filed (or prepared for filing) duly terminating the security interests for such secured notes.

            (k) Terminated Agreements. The Company shall have delivered evidence satisfactory to Agere that the following agreements have been terminated: (i) the security agreements relating to the secured notes reference in Section 6.2(j); (ii) the Amended and Restated Investor Rights Agreement; (iii) the Amended and Restated Right of First Refusal and Co-Sale Agreement; (iv) the Amended and Restated Voting Agreement; and (v) each of the items identified on Schedule 3.9(h) or any other Schedule and identified as being responsive to Section 3.9(h) other than the items identified on Schedule 6.2(k).

            (l) Consents. The Company shall have delivered to Agere all consents, waivers, approvals, filings and registrations obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement.

            (m) Employee Agreements. The Company shall have delivered to Agere executed employment agreements and invention assignment agreements from each Person who is an employee of the Company on the date hereof.

      6.3 Conditions Precedent to Obligations of the Company. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

            (a) Good Standing. Agere and Acquisition shall have delivered a certificate of good standing of Agere and Acquisition, respectively, issued as of a recent date by the Secretary of State of the State of Delaware.

            (b) Officer's Certificate. The Company shall have received a certificate of an officer of Agere and Acquisition, dated the Closing Date, in form and substance reasonably satisfactory to the Company, certifying (A) that a true and correct copy of the Certificate of Incorporation or Certificate of Formation, respectively, is attached and that there have been no amendments to such Certificate since the date of the respective certificate specified in clause (a) above, (B) that a true and correct copy of the By-laws or Limited Liability Company Agreement, respectively, is attached and (C) as to the incumbency and signatures of the officers (or other authorized persons) executing this Agreement on behalf Agere and Acquisition, respectively.

            (c) Retention Plan. Agere shall have entered into the employee bonus retention plan letter agreement in substantially the form of Exhibit E hereto.

      7.    Certain Agreements.

      7.1   Registration Rights.

            (a) The Agere Shares to be issued in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof. Agere shall use its reasonable efforts to prepare, file and cause to become effective, as promptly as reasonably practicable after Agere shall have received all relevant information to be provided by the Company and each stockholder wishing to register such Agere Shares (each a "Selling Stockholder" and collectively the "Selling Stockholders") in connection with such filing, but in any event not later than 90 days following the receipt of all such information, a Registration Statement covering the public resale of the Agere Shares, and Agere shall use its reasonable efforts to keep the Registration Statement effective until the first anniversary of the Closing Date; provided, that Agere may delay such filing beyond such 90-day period, upon notice to the Selling Stockholders, if such filing would require the distribution of non-public information at such time prior to Agere being prepared to distribute such information, but in no event shall such delay be greater than an additional 30 days. Agere will notify the Selling Stockholders of the Registration Statement becoming effective within five business days of such event. Any such registration shall be subject to the customary terms and conditions used in connection with resale prospectuses; provided that if the Agere determines that sales under the

Registration Statement would require disclosure of non-public information material to Agere at a time when Agere desires not to disclose such information, Agere may, upon notice to the Selling Stockholders, suspend on one or more occasions and for a period not to exceed 30 consecutive days at any one time and 120 days in the aggregate the right of the Selling Stockholders to effect resales, pursuant to such Registration Statement, of the Agere Shares issued in connection with this Agreement, and Agere agrees to promptly notify the Selling Stockholders prior to the expiration of such period of the date on which the Selling Stockholders may again effect resales under the Registration Statement. All fees, disbursements and out-of-pocket expenses and costs incurred by Agere in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees of the Surviving Entity) shall be borne by Agere. The Selling Stockholders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the registration of the Agere Shares and the fees and expenses of its counsel.

            (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications received by such party, or any of its Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

            (c) Each Preferred Stockholder agrees not to engage in any hedging transactions with regard to the Agere Shares other than in compliance with the Securities Act.

      7.2 Stock Exchange Listing. Agere shall use all reasonable best efforts to list the Agere Shares on the NYSE, upon official notice of issuance.

      7.3 Tax Returns. The Preferred Stockholders shall prepare or cause to be prepared and file or cause to be filed, in each case, as promptly as practicable, all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Preferred Stockholders shall permit Agere to review and approve each such Tax Return described in the preceding sentence prior to filing. To the extent not reflected on Schedule 3.6, the Preferred Stockholders shall reimburse Agere for any Taxes of the Company with respect to all periods ending on or prior to the Closing Date within fifteen (15) days after payment by Agere or the Surviving Entity of such Taxes. Agere shall prepare or cause to be prepared all other Tax Returns. The Preferred Stockholders agrees to provide Agere with all information available to the Preferred Stockholders and not otherwise available to Agere to the extent reasonably necessary for Agere to fulfill its obligations under this Section 7.3.

      7.4 Cooperation. The Preferred Stockholders and Agere will provide each other with such cooperation and information as they may request of the other in filing any return determining a liability for Taxes or a right to a refund of Taxes or in conducting an audit or other proceeding in respect of Taxes. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding. The Preferred Stockholders will, and Agere shall cause the Surviving Entity to, retain all Tax Returns, schedules and work papers and all other material records or documents relating to matters of the Company relating to Taxes for the Tax period first ending after the Closing Date and for all prior Tax periods until the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate (including any extensions thereof). At the expiration of such period, each party shall have the right to dispose of any such Tax Returns or other documents or records after providing thirty (30) days in written notice to the other party, with notice to the Preferred Stockholders deemed given if received by the Stockholders' Representative. Any information, documents or records obtained under this Section 7.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

      7.5 Reorganization. Each of Agere, Acquisition, the Company, the Surviving Entity and each Preferred Stockholder shall, both before and after the Closing Date (to the extent applicable), use its reasonable best efforts to cause the business combination of the transactions contemplated hereby to be qualified as a reorganization under Section 368(a) of the Code.

      8. Survival of Representations and Warranties. The representations and warranties contained in this Agreement (including the Schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall survive for twenty-four (24) months following the Closing Date, except that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.14, 4.2 and 4.3 shall survive until expiration of the applicable statute of limitations. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Closing Date.

      9.    Indemnification.

      9.1 Escrow Shares. As soon as practicable after the Closing Date, certificates representing 10% of the Agere Shares (the "Escrow Shares"; the Escrow Shares and any proceeds thereof shall be collectively referred to as the "Escrow Fund") shall be deposited with The Bank of New York (or another institution selected by Agere), as escrow agent (the "Escrow Agent"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be the first (but not the sole or exclusive) source available to compensate Agere for the indemnification obligations of the Preferred Stockholders under Section 9.2, provided, that Agere shall not be obligated to first seek recourse from the Escrow Fund for any claim of fraud or with respect to the warranties of the Preferred Stockholders under
Section 3.1(b), the second sentence of Section 3.2(b), Section 3.3(a), Section 3.29, Section 3.30 and Section 3.31.

      9.2   General Indemnification.

            (a) Subject to the limitations set forth in this Section 9, the Preferred Stockholders will, jointly and severally with respect to the Company's representations, warranties, covenants and agreements and severally with respect to their own representations, warranties, covenants and agreements, indemnify and hold harmless Agere, the Surviving Entity and each Person, if any, who controls, may control or is controlled by Agere or the Surviving Entity within the meaning of the Securities Act (and the rules and regulations thereunder), and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses, including, without limitation, reasonable legal fees (collectively, "Damages"), which such Indemnified Person may incur or suffer resulting from, based upon or relating to (i) any inaccuracy in any representation or warranty made by the Company or the Preferred Stockholders in this Agreement (including in any Exhibit or Schedule to this Agreement) or
(ii) any breach or default by the Company or the Preferred Stockholders of any of the covenants or agreements given or made by any of them in this Agreement (including in any Exhibit or Schedule to this Agreement); provided that any indemnification sought by an Indemnified Person in respect of Taxes (or any representation or warranty made in respect thereof) will be governed by the Tax indemnity set forth in Section 9.4 and will not be subject to the provisions of this Section 9.2, Section 9.3 or Section 9.8.

            (b) Agere, the Company and the Preferred Stockholders acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration that Agere would have agreed to pay in connection with the transactions contemplated hereby.

      9.3   Damage Threshold; Cap.

            (a) Subject to Section 9.3(d), the Indemnified Persons shall not be entitled to indemnification for Damages in respect of claims under Section 9.2(a)(i) until the aggregate amount of all Damages for which such Indemnified Persons are seeking indemnification equals or exceeds $50,000 (the "Threshold"), whereupon the Indemnified Persons shall be entitled to indemnification with respect to all such Damages including the Threshold.

            (b) In determining the amount (but not the existence) of any Damage for which an Indemnified Person may seek indemnification under Section 9.2(a)(i) or Section 9.2(a)(ii), any materiality standard contained in a representation, warranty or covenant shall be disregarded.

            (c) Subject to Section 9.3(e), (i) in no event shall the total indemnification to be paid by the Preferred Stockholders pursuant to Section 9.2(a)(i) exceed the lesser of (x) $11,000,000 and (y) the difference equal to
(I) $22,000,000 minus (II) the aggregate Damages actually paid by the Preferred Stockholders under the Indemnity Agreement (the "Cap") and (ii) the aggregate liability of each Preferred Stockholder for Damages pursuant to
Section 9.2(a)(i) shall not exceed an amount equal to the product of (x) the Cap and (y) the Ratable Share of such Preferred Stockholder and its Affiliates.

            (d) Notwithstanding the foregoing, in no event shall the Threshold apply for any claim by an Indemnified Person for indemnification (i) with respect to a breach of the representations and warranties set forth in Section
3.6 or Section 3.13, (ii) with respect to the Tax indemnity set forth in
Section 9.4, (iii) with respect to a breach of a covenant or an agreement,
(iv) with respect to any claim of fraud or (v) pursuant to the Indemnity Agreement.

            (e) Notwithstanding the foregoing, in no event shall Section 9.3(c) (including the Cap) apply for any claim by an Indemnified Person for indemnification (i) with respect to a breach of the representations and warranties set forth in Section 3.6, (ii) with respect to the Tax indemnity set forth in Section 9.4, (iii) with respect to a breach of a covenant or an agreement, (iv) with respect to any claim of fraud or (v) pursuant to the Indemnity Agreement.

      9.4   Preferred Stockholders' Tax Indemnity.

            (a) Preferred Stockholders' Tax Indemnity.

                  (i) The Preferred Stockholders will jointly and severally indemnify, defend and hold harmless the Indemnified Persons from and against any and all Damages (including any Damages with respect to such Taxes for which the Company or the Surviving Entity is liable under joint and several liability concepts) with respect to all Taxes of the Company pertaining to any taxable period or portion thereof that ends on or before the Closing Date (a "Pre-Closing Tax Period"); provided that no Preferred Stockholder shall be liable under this Section 9.4(a) for an amount in excess of the product of (i) $22,000,000 and (ii) the Ratable Share of such Preferred Stockholder and its Affiliates. In the case of Taxes pertaining to any taxable period that does not end on or prior to the Closing Date, the Tax apportionable to the Pre-Closing Tax Period shall be determined in accordance with Section 9.4(a)(ii).

                  (ii) The Preferred Stockholders and Agere will, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable year of the Company on the Closing Date. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date, in the case of any Taxes that are imposed on a periodic basis and that are payable for a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that is payable for the Pre-Closing Tax Period shall (x) in the case of any such Taxes not based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and (y) in the case of any such Taxes based upon or related to income or receipts, be determined on the basis of an interim closing of the books of the Company at the close of business on the Closing Date in accordance with paragraph (iv) of this Section 9.4(a).

                  (iii) For purposes of clause (x) of paragraph (ii) of this
Section 9.4(a), any credits against any Tax (other than credits for payments of estimated taxes and foreign tax credits or credits carried forward from prior tax periods) shall be prorated based on the fraction employed in such clause (x).

                  (iv) For purposes of clause (y) of paragraph (ii) of this
Section 9.4(a), a liability for any Tax with respect to a Pre-Closing Tax Period shall be the product of (x) the Tax for the entire taxable period multiplied by (y) a fraction, the numerator of which is the hypothetical Tax for the Pre-Closing Tax Period (determined on the basis of an interim closing of the books, without annualization) and the denominator of which is the sum of such numerator plus the hypothetical Tax for the balance of the taxable period (determined on the basis of such interim closing of the books, without annualization). The hypothetical Tax for any period shall in no case be less than zero.

                  (v) Any claim for indemnification under Section 9.4(a) shall be paid by the Preferred Stockholders in cash. Such payment by the Preferred Stockholders of any amount due under this Section 9.4(a) shall be made within ten (10) business days following written notice by Agere that payment of such amount to the appropriate taxing authority is due or will be due within ten
(10) days. In the case of a Tax that is contested in accordance with the provisions of Section 9.4(b), payment of that Tax to the appropriate taxing authority will not be considered to be due earlier than the time of a Final Determination with respect to such Tax.

            (b) Contest Rights.

                  (i) Agere shall promptly notify the Stockholders' Representative in writing upon receipt by Agere or the Surviving Entity or any Affiliate of each thereof of each written communication with respect to any pending or threatened audit of, assessment against or court or other proceeding against the Surviving Entity for any taxable period which could give rise to a claim for indemnity under Section 9.4(a) (an "Indemnified Tax Liability"). The Stockholders' Representative shall have the sole right to represent the interests of the Company in any audit, administrative, court or other proceeding relating to an Indemnified Tax Liability, to employ counsel or other representatives of its choice and to otherwise control the conduct of such audit or proceeding in such manner as it deems fit in its sole discretion including, without limitation, to contest, litigate, compromise and settle any adjustment or assessment made or proposed therein. The Preferred Stockholders agree to keep Agere informed of the progress of any such audits or proceedings and to consult in good faith with Agere in connection therewith. If the Preferred Stockholders elect to so represent the Company's interests, they shall within thirty (30) days of delivery of the notice by Agere (or sooner, if the nature of the Indemnified Tax Liability so requires) notify Agere in writing of its intent to do so, and Agere agrees, and shall cause the Surviving Entity to agree, to cooperate, at the Preferred Stockholders' sole expense, with the Preferred Stockholders and their counsel or other representatives in the defense against or compromise of any adjustment or assessment made or proposed in any such audit or proceeding. If the Preferred Stockholders elect not to represent the Company's interests, Agere may pay, compromise or contest such Indemnified Tax Liability in such manner as it deems appropriate (in its sole discretion); and the Preferred Stockholders shall be deemed to have conceded Agere's rights to indemnification from the Preferred Stockholders pursuant to Section 9.6(a) with respect to such Indemnified Tax Liability.

                  (ii) Notwithstanding paragraph (i), in respect of any Indemnified Tax Liability, the Preferred Stockholders may not settle, compromise or otherwise dispose of any such liability without the consent of Agere, if such settlement, compromise or other disposition would have a material adverse effect on Agere or the Surviving Entity for taxable periods beginning on or after the Closing Date. In that event, the Preferred Stockholders shall permit Agere and the Surviving Entity, through counsel of their own choosing and at their sole expense, to participate in the settlement, compromise or other disposition of such Indemnified Tax Liability.

      9.5 Release of Escrow Fund. The Escrow Fund shall commence on the Closing Date and terminate on the second anniversary of the Closing Date (the "Escrow Period"). On the first anniversary of the Closing Date, Agere shall deliver to the Escrow Agent (with a copy to the Stockholders' Representative) a written notice directing the Escrow Agent to release from the

Escrow Fund a number of Agere Shares (rounded down to the nearest whole share) equal to the excess, if any, of (i) the quotient obtained from (x) the excess of (1) the Escrow Fund Value on such anniversary over (2) the aggregate amount necessary to satisfy claims for indemnification made by Agere as of such anniversary and which have not been definitively resolved, divided by (y) the Current Per Share Market Price on such anniversary, over (ii) 5% of the Agere Shares (after giving effect to any stock splits, stock combinations or stock dividends with respect to such Agere Shares that occur after the date hereof). On the second anniversary of the Closing Date, Agere shall deliver to the Escrow Agent (with a copy to the Stockholders' Representative) a written notice directing the Escrow Agent to release all assets then remaining in the Escrow Fund (other than assets equal in value at such time to the aggregate amount necessary to satisfy any claim for indemnification which Agere has submitted and which remains unresolved). Any portion of the Escrow Fund which is not owed to Agere under this Article 9 shall be delivered by the Escrow Agent to the Stockholders' Representative and shall be distributed to the former holders of Company Capital Stock entitled thereto in accordance with each such holder's Ratable Share.

      9.6 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by a representative of Agere (an "Agere Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.7, deliver to Agere out of the Escrow Fund, as promptly as practicable following the ten-business day period referenced in Section 9.7, a number of Escrow Shares held in the Escrow Fund which when multiplied by the Current Per Share Market Price on the date of such release has an aggregate value equal to such Damages or claim pursuant to Section 9.3. Agere shall, concurrent with the sending of any Agere Notice to the Escrow Agent, provide a copy of such Agere Notice to the Stockholders' Representative.

      9.7 Objections to Claims. If the Stockholders' Representative shall object to an Agere Notice within the ten-business day period after Agere's delivery thereof, then Agere and the Stockholders' Representative shall use their good faith efforts to resolve such dispute for a period of 30 days after the Stockholders' Representative objects to such Agere Notice.

      9.8 Third-Party Claims. In the event Agere becomes aware of a third-party claim which Agere believes may result in a demand pursuant to this
Section 9 or the Indemnity Agreement, Agere shall promptly notify the Stockholders' Representative of such claim, and the Stockholders' Representative shall be entitled, at the Preferred Stockholders' expense, to participate in any defense of such claim; provided that Agere shall control such defense, and shall have the right with the consent of the Stockholders' Representative (which consent shall not be unreasonably withheld) to settle any such claim (it being understood that no such consent of the Stockholders' Representative shall be required where the third-party claim, which Agere proposes to settle, involves the business reputation of Agere or its Affiliates, or the possible criminal liability of Agere or its Affiliates or any of their respective officers, directors or employees). In the event that the Stockholders' Representative has consented to any such settlement, the Preferred Stockholders shall have no power or authority to object under any provision of this Section 9 or the Indemnity Agreement to the amount of any claim by Agere for indemnity with respect to such settlement.

      9.9   Stockholders' Representative.

            (a) Loring Knoblauch is hereby appointed as representative (the "Stockholders' Representative") for and on behalf of the holders of Company Capital Stock to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the terms of this Agreement. No bond shall be required of the Stockholders' Representative and the Stockholders' Representative shall receive no compensation for his services. Notices of communications to or from the Stockholders' Representative shall constitute notice to or from each of the holders of the Company Capital Stock.

            (b) The Stockholders' Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advise of counsel shall be conclusive evidence of such good faith. The Preferred Stockholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

            (c) Any decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all and shall be final, binding and conclusive upon every holder of Company Capital Stock and Agere may rely upon any such decision, act, consent or instruction. Agere is hereby relieved from any liability to any Person for acts done by it in accordance with such decision, act, consent or instruction of the Stockholders' Representative.

      10.   Brokers' and Finders' Fees.

      10.1 Company. Each of the Preferred Stockholders and the Company represents and warrants to Agere that no broker, investment banker or financial advisor is entitled to a brokerage fee, financing commission or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

      10.2 Agere; Acquisition. Each of Agere and Acquisition represents and warrants to the Company that no broker, investment banker or financial advisor is entitled to any brokerage fee, financing commission or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

      11. Expenses; Taxes. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Any sales, use, stamp or transfer taxes, and any other filing or recording fees, if any, which may be payable with respect to the consummation of the transactions contemplated hereby shall be payable as prescribed by applicable law or regulation.

      12. Press Releases. Except as required by law or Agere's listing agreement with the NYSE, no party shall issue any press release or otherwise make public any information with respect to this Agreement nor the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other parties to this Agreement.

      13. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement and such other agreements, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

      14. Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      15. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof only by a written instrument duly executed by such party.

      16. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

            (a) "Affiliate" of a Person means any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

            (b) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, program, arrangement or understanding (whether or not legally binding) providing material benefits or compensation to any current or former employee, officer or director of the Company.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Current Per Share Market Price" shall mean on any date the average of the daily closing price per share of Agere Common Stock for the ten consecutive Trading Days immediately prior to such date. The Closing Price for each day shall be the last sale price, regular way, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading in the NYSE.

            (e) "Depositors" shall have the meaning set forth in the Escrow Agreement.

            (f) "Designated Group" shall mean the Company, the Preferred Stockholders and the Designated Officers.

            (g) "Designated Officers" shall mean the Chief Executive Officer of the Company, Steven Busby (the financial services consultant to the Company) and the Chief Technology Officer (if any) of the Company.

            (h) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

            (i) "Escrow Fund Value" shall mean on any date the product obtained by multiplying (i) the number of Escrow Shares in the Escrow Fund on such date by (ii) the Current Per Share Market Price for such date.

            (j) "Exchange Agent" shall mean The Bank of New York or another bank or trust company designated as the exchange agent by Agere (which designation shall be reasonably acceptable to the Company).

            (k) "Final Determination" shall mean (i) a decision of the United States Tax Court, or a decision, judgment, decree or other order by another court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local or municipal Tax statute; (iii) any disallowance of a claim for refund or credit in respect of an overpayment of Tax unless a suit related thereto is filed on a timely basis; (iv) any final disposition by reason of the expiration of the applicable statute of limitations; or (v) the actual payment by the Company of Taxes.

            (l) "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

            (m) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

            (n) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

            (o) "Material Adverse Effect" on a Person shall mean (unless otherwise specified) any condition or event that may: (a) have a material adverse effect on the assets, business, condition (financial or otherwise), operations or prospects of such Person and its Subsidiaries, if any; (b) materially impair the ability of the such Person to perform its obligations under this Agreement; or (c) prevent or delay the consummation of the transactions contemplated under this Agreement.

            (p) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

            (q) "Ratable Share" of any Preferred Stockholder shall mean a fraction the numerator of which is the aggregate number of Agere Shares received by such Preferred Stockholder in respect of its shares of Preferred Stock and the denominator of which is the aggregate number of Agere Shares received by all Preferred Stockholders.

            (r) "reasonable best efforts" shall mean efforts which are reasonably within the contemplation of the parties at the time of entering into this Agreement and which do not require the performing party to perform any act, expend funds or incur obligations other than actions, expenditures or incurrences which are customary and reasonable for transactions of the kind and nature contemplated by this Agreement in order for the performing party to satisfy its obligations hereunder.

            (s) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

            (t) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority and
(ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligations of the Company under any Tax sharing agreement, Tax indemnity agreement or similar agreement.

            (u) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            (v) "Trading Day" shall mean a day on which the NYSE is open for the transaction of business.

            (w) "Warrants" shall mean the Series A Warrant, the Series B Warrants and the Common Stock Warrants of the Company.

      17. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 17) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

            If to Agere or Acquisition:
            ---------------------------

            Agere Systems Inc.
            1110 American Parkway NE
            Allentown, Pennsylvania 18109
            Attn: Vice President--Law
            Facsimile:  610-712-1450

            If to the Company:

            TeraBlaze, Inc.
            20863 Stevens Creek Boulevard
            Suite 250
            Cupertino, California 95014
            Attn:  President
            Facsimile:  (408) 626-8790

            If to the Stockholders' Representative or the Preferred
            -------------------------------------------------------
            Stockholders:
            -------------

            Loring Knoblauch
            c/o Bay Management Company 2000, LLC
            10600 North De Anza Boulevard
            Cupertino, California  95014
            Facsimile:  (408) 446-4502


or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

      18. Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by mutual agreement of the parties hereto and upon the approval of the Board of Directors of the Company notwithstanding the approval hereof by the stockholders of the Company, except as provided in Section 251(d) of the DGCL. Notwithstanding the foregoing, any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

      19. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without regard to conflicts of law doctrines (other than Section 5-1401 of the General Obligations Law of the State of New York) as applied to contracts made and fully performed in such state, except insofar as the DGCL or the

DLLCA shall be mandatorily applicable to the Merger and the rights of the stockholders of the Company and the Member in connection therewith.

      20. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

      21. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

      22. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

      23. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement and any reference to this Agreement shall include such Schedules and Exhibits.

      24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, Acquisition, Agere or any person listed on the signature pages at the foot of this Agreement may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                           [signature page follows]

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                              AGERE SYSTEMS INC.


                              By:  /s/ Paul Bento
                                 -----------------------------------
                                 Name: Paul Bento
                                 Title: Vice President


                              AGERE SYSTEMS ACQUISITION LLC

                              By:  Agere Systems Inc.,
                                   its sole member


                              By:   /s/ Paul Bento
                                 -----------------------------------
                                 Name: Paul Bento
                                 Title: Vice President


                              TERABLAZE, INC.


                              By:  /s/ Shankar R. Mukherjee
                                 -----------------------------------
                                 Name: Shankar R. Mukherjee
                                 Title: President


                              LORING KNOBLAUCH,
                              as Stockholders' Representative


                                    /s/ Loring Knoblaugh
                              --------------------------------------
                              Name: Loring Knoblauch
                              Title: General Partner, Bay Partners



                                          [Signature Page to Merger Agreement]

                              Preferred Stockholders
                              ----------------------


                              BAY III, L.P.

                              By:  Bay Management Company 2000, LLC,
                                   its General Partner


                              By:   /s/ Loring Knoblauch
                                 -----------------------------------
                                 Name:
                                 Title:


                              BAY III ENTREPRENEURS FUND, L.P.

                              By:  Bay Management Company 2000, LLC,
                                   its General Partner


                              By:   /s/ Loring Knoblauch
                                 -----------------------------------
                                 Name:
                                 Title:


                              THE GOLDMAN SACHS GROUP, INC.


                              By:   /s/ John E. Bowman
                                 -----------------------------------
                                 Name: John E. Bowman
                                 Title: Attorney-in-Fact



                                          [Signature Page to Merger Agreement]

                              STONE STREET FUND 2000, L.P.

                              By:  Stone Street 2000, L.L.C.,
                                   its General Partner


                              By:   /s/ John E. Bowman
                                 -----------------------------------
                                 Name: John E. Bowman
                                 Title: Vice President

                              GOLDMAN SACHS DIRECT INVESTMENT
                              FUND 2000, L.P.

                              By:  GS Employee Funds 2000 GP, L.L.C.,
                                   its General Partner


                              By:   /s/ John E. Bowman
                                 -----------------------------------
                                 Name: John E. Bowman
                                 Title: Vice President



                                          [Signature Page to Merger Agreement]